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                                                                   Exhibit 10.23


                   BOISE CASCADE OFFICE PRODUCTS CORPORATION

                      EXECUTIVE OFFICER WELLNESS PROGRAM

                           (Adopted August 3, 1999)
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                   BOISE CASCADE OFFICE PRODUCTS CORPORATION
                      EXECUTIVE OFFICER WELLNESS PROGRAM


INTRODUCTION

Boise Cascade Office Products Corporation ("BCOP" or the "Company") has adopted an Executive Officer Wellness Program (the "Plan") to encourage executive officers to monitor their health status, establish active dialogues with their physicians, and engage in appropriate health screening based on various factors. Participation in the Plan is voluntary and confidential. Reports to BCOP are not required.

WHO IS ELIGIBLE

Executive officers of BCOP who are not also officers of Boise Cascade Corporation are automatically eligible to participate in the Plan.

WHAT THE PLAN PROVIDES

The Plan provides a limited reimbursement allowance for annual wellness examinations by a physician, a Health Risk Appraisal questionnaire for use by you and your physician, and an annual subscription to the Harvard Health Letter.

The initial reimbursement allowance is $1000 for services provided in connection with a wellness examination through December 31, 2000. Beginning January 31, 2001, $500 per year will be added to the reimbursement allowance. However, at no time will your reimbursement allowance exceed $1000.

CLAIMS

You may make a claim for reimbursement from your reimbursement allowance by sending your request for reimbursement together with an itemized billing from your physician to Boise Cascade HR Services at the following address:

     Boise Cascade HR Services
     Attention:  Sally Wyman
     P.O. Box 61
     Boise, ID  83707

Boise Cascade HR Services will coordinate the reimbursement to you through Regence (Blue Cross/Blue Shield). Reimbursement payments are not subject to any deductible.

PLAN ADMINISTRATION, ERISA RIGHTS

The BCOP Benefits Health Care booklet (the summary plan description) identifies the plan administrator and explains your ERISA rights under this Plan. If a dispute or

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disagreement arises regarding terms of coverage, or benefits provided under this
Plan, you must use the "claims/appeal" processes described in that booklet.

SOURCE OF FUNDING

This Plan is self-insured by the Company. Payments for benefits under this Plan are made from the general assets of the Company as benefits become payable.

TAXABILITY

All benefits payable under this Plan are considered taxable income to you, are subject to tax withholding requirements, and will be reflected in your Form W-2 earnings.

COVERAGE DURING A LEAVE OF ABSENCE

Your medical coverages may be continued while you are still employed by the Company but are not actively at work because of an accident or illness or certain other company-approved leaves of absence. Under such conditions, coverage under this Plan will continue in keeping with the provisions of the leave.

WHEN YOUR COVERAGE ENDS

Your coverage under the Plan ends on the earliest of the following dates:
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     .    On the date your employment with BCOP ends.
     . On the date you become ineligible to participate in these coverages -- for example, if you cease to be an executive officer of BCOP.
     .    On the date BCOP elects to discontinue this Plan.

     The Company expressly reserves the right to amend or terminate this Plan at any time. Coverage under this Plan is not and should not be deemed to create a contract of employment and under no circumstances shall be construed to give any participant a right to remain an employee or officer of the Company for any period. Any participant in this Plan is employed solely at the will of the Company.

     To the extent not governed by federal law, this Plan will be construed according to the laws of the state of Idaho. In the event any lawsuit or legal action is brought (by any party, person, or entity regarding this Plan, benefits hereunder, or any related issue), such action or suit may be brought only in Federal District Court in the District of Idaho.